SUB-ITEM 77Q1(A)

Amended and Restated By-Laws and Revised Appendix A to the By-Laws

Appendix A, dated August 5, 2016 to the Master Amended and Restated By-Laws for MFS Series Trust XII, dated January 1, 2002 as revised through August 5, 2016, is contained in Post-Effective Amendment No. 124 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Master Amended and Restated By-Laws for MFS Series Trust XII, dated January 1, 2002 as revised through May 2, 2016 and Appendix A thereto, as revised through May 2, 2016 is contained in Post-Effective Amendment No. 60 to the Registration Statement of MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 26, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Amendments to the Declaration of Trust

An Amendment, dated May 2, 2016, to the Amended and Restated Declaration of Trust of MFS Series Trust XII, dated June 29, 2005, is contained in Post-Effective Amendment No. 48 to the Registration Statement of MFS Series Trust XII (File Nos.333-126328 and 811-21780, as filed with the Securities and Exchange Commission via EDGAR on June 27, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


An Amendment, dated August 12, 2016, to the Amended and Restated Declaration of Trust of MFS Series Trust XII, dated June 29, 2005, is contained in Post-Effective Amendment No. 50 to the Registration Statement of MFS Series Trust XII (File Nos.333-126328 and 811-21780, as filed with the Securities and Exchange Commission via EDGAR on August 25, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.